EURODOLLAR INSTALLMENT NOTE
                                 (Demand Basis)

                                                   Tax I.D. No.:________________

                                 PROMISSORY NOTE


$6,300,000                                                     Detroit, Michigan
                                                                    May 27, 1999


FOR VALUE RECEIVED, the undersigned (herein called "Borrowers"), jointly and severally promise to pay, ON DEMAND, to the order of COMERICA BANK, a Michigan banking corporation (herein called "Bank"), the principal sum of Six Million Three Hundred Thousand DOLLARS ($6,300,000), in lawful money of the United States of America. Without in any way limiting, restricting or otherwise affecting Bank's right to make demand for payment of all or any part of the indebtedness of the Borrowers under this Note at any time in Bank's sole discretion, the Borrowers agree to pay to the Bank, without any necessity of notice or demand by the Bank upon the Borrower, monthly principal installments equal to One Hundred Thirty One Thousand Two Hundred Fifty Dollars ($131,250) each, commencing on July 1, 1999, and on the first day of each succeeding month thereafter, until such time that Bank makes demand for payment of all outstanding Indebtedness under this Note, at which time, the entire unpaid balance of principal and interest hereunder shall be due and payable.

     The entire indebtedness outstanding hereunder from time to time shall bear interest either at the Eurodollar-based Rate or the Prime-based Rate, as elected by Borrowers from time to time, or as otherwise determined under the terms and conditions of this Note. Interest shall be payable on each principal installment due date and on the last day of any Interest Period applicable hereto, including any such Interest Period ending before a principal installment due date; provided, however, if such Interest Period is more than three (3) months, interest thereon shall also be payable at intervals of three (3) months.

     Interest accruing at the Prime-Based Rate shall be computed on the basis of a 360 day year and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the Prime-Based Rate as a result of any change in the Prime-based Rate on the date of each such change.

     Interest accruing at the Eurodollar-based Rate shall be computed on the basis of a 360 day year and shall be assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto, but not including the last day thereof.

     The amount from time to time outstanding under this Note, the Applicable Interest Rate, the Interest Period, if applicable, and the amount and date of any repayment shall be noted on Bank's books and records, which shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve Borrowers of their obligations to repay Bank all principal, all accrued and unpaid interest thereon, and all other amounts payable by Borrowers to Bank under or pursuant to this Note in accordance with the terms hereof.

     Borrowers may elect from time to time the Eurodollar-based Rate as the Applicable Interest Rate for all or any portion of the indebtedness outstanding under this Note by delivering to Bank, by 11:00 a.m. (Detroit, Michigan time), two (2) Business Days prior to the proposed effective date of such Eurodollar-based Rate, a Notice of Eurodollar-based Rate executed by a duly authorized officer of Borrowers. Without limiting any other provisions of this Note, the Borrowers' right and ability to elect the Eurodollar-based Rate as the Applicable Interest Rate hereunder shall be subject to the following:

     (a) the principal indebtedness outstanding under this Note must be at least Five Hundred Thousand Dollars ($500,000);

     (b) no Event of Default, or any condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default, shall have occurred and be continuing as of the date of such Notice of Eurodollar-based Rate;

     (c) the principal amount of the portion of the indebtedness for which Borrowers have elected the Eurodollar-based Rate shall be at least $500,000 and, in the case of a larger amount, shall be a larger multiple of $50,000; and

     (d)  any  election  by  Borrowers  of  the  Eurodollar-based  Rate  as  the
          Applicable   Interest  Rate  under  this  Note  is  not  revocable  by
          Borrowers.

     For any period of time for which a Notice of Eurodollar-based Rate has not been delivered to Bank, or for any period of time during which Borrowers are not entitled to elect the Eurodollar-based Rate in accordance with the terms hereof or the Eurodollar-based Rate is not otherwise available to Borrowers as the Applicable Interest Rate in accordance with the terms of this Note, the Prime-based Rate shall automatically be the Applicable Interest Rate hereunder, subject to the provisions hereof with regard to the payment of interest at the Default Rate.

     This Note may be prepaid in whole or in part without penalty or premium on any principal installment due date, on the last day of an Interest Period, and at any time with respect to any portion of this Note for which the Prime-based Rate is the Applicable Interest Rate. In the event that the Eurodollar-based Rate is the Applicable Interest Rate with respect to any portion of the principal indebtedness outstanding under this Note, and any payment or prepayment of such portion of the indebtedness shall occur on any day other than the last day of the Interest Period then applicable thereto (whether voluntarily, by acceleration, or otherwise), or if an Applicable Interest Rate shall be changed during any Interest Period under or otherwise in accordance with the terms of this Note, or if Borrowers shall fail to make any payment of principal or interest hereunder at any time that, and with respect to any amount for which the Eurodollar-based Rate is the Applicable Interest Rate hereunder, Borrowers shall reimburse Bank on demand for any resulting loss, cost or expense incurred by Bank as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties. Such amount payable by Borrowers to Bank hereunder may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amounts so prepaid for the period from the date of such prepayment through the last day of the relevant Interest Period therefor, at the Applicable Interest Rate for such indebtedness, as provided under this Note, over (b) the amount of interest (as reasonably determined by Bank) which would have accrued to Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. Calculation of any amounts payable to Bank under this paragraph shall be made as though Bank shall have actually funded or committed to fund the relevant indebtedness hereunder through the purchase of an underlined deposit in an amount equal to the amount of such indebtedness and having a maturity comparable to the relevant Interest Period; provided, however, that Bank may fund the indebtedness hereunder in any manner it deems fit, and the foregoing assumption shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Borrowers, Bank shall deliver to Borrowers a certificate setting forth bases for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest effort. Any partial prepayment under this Note shall be applied to the installments due under this Note in the inverse order of their maturities.

     For any Interest Period for which the Applicable Interest Rate is the Eurodollar-based Rate, if Bank shall designate a Eurodollar Lending Office which maintains books separate from those of the rest of Bank, Bank shall have the option of maintaining and carrying this Note, and the indebtedness hereunder, on the books of such Eurodollar Lending Office.

     If, with respect to any Interest Period, Bank determines that, (a) by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in Eurodollars in the applicable amounts or for the relative maturities are not being offered to the Bank for such Interest Period, or (b) that the Eurodollar-based Rate will not adequately reflect the cost to Bank of maintaining the indebtedness under this Note at the Eurodollar-based Rate for such Interest Period, then Bank shall forthwith give notice thereof to the Borrowers. Thereafter, until Bank notifies Borrowers that such circumstances no longer exist, the obligation of Bank to maintain the indebtedness outstanding under this Note at the Eurodollar-based Rate, and the right of Borrowers to elect the Eurodollar-based Rate as the Applicable Interest Rate for the indebtedness under this Note, shall be suspended.

     If, after the date hereof, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for the Bank (or its Eurodollar Lending office) to honor its obligations hereunder to maintain the indebtedness under this Note with interest at the Eurodollar-based Rate, Bank shall forthwith give notice thereof to Borrowers. Thereafter, (a) the obligation of Bank to maintain the indebtedness outstanding under this Note at the Eurodollar-based Rate, and the right of Borrowers to elect the Eurodollar-based Rate as the Applicable Interest Rate for the indebtedness under this Note, shall be suspended, and thereafter, until Bank gives notice to Borrowers that the conditions or circumstances causing or giving rise to such suspension no longer exist, the Prime-based Rate shall be the Applicable Interest Rate for the indebtedness outstanding under this Note; and (b) if Bank may not lawfully continue to maintain the indebtedness outstanding under this Note at the Eurodollar-based Rate to the end of the then current Interest Period applicable thereto, the Prime-based Rate shall be the Applicable Interest Rate for the remainder of such Interest Period.

     If the adoption after the date hereof, or any change after the date hereof in, any applicable law, treaty, rule, or regulation (whether domestic or foreign) of any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its Eurodollar Lending office) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof, including, without limitation, any risk based capital guidelines:

     (a) shall subject Bank (or its Eurodollar Lending Office) to any tax, duty or other charge with respect to this Note or the indebtedness hereunder or shall change the basis of taxation of payments to Bank (or its Eurodollar Lending Office) of the principal of or interest on this Note or any other amounts due under this Note in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its Eurodollar Lending office imposed by the jurisdiction in which Bank's principal executive office or Eurodollar Lending Office is located); or

     (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System) , special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank (or its Eurodollar Lending Office) or shall impose on Bank (or its Eurodollar Lending Office) or the foreign exchange and interbank markets of any other condition affecting this Note or the indebtedness hereunder; or

and the result of any of the foregoing is to increase the cost to -Bank of maintaining any part of the indebtedness hereunder or to reduce the amount of any sum received or receivable by Bank under this Note by an amount deemed by Bank to be material, then Bank shall promptly notify Borrowers of such fact and demand compensation therefor from Borrowers, and, within fifteen (15) days after such demand by Bank, Borrowers agree to pay to Bank such additional amounts as are sufficient to compensate Bank for such increased cost or reduction. A certificate of Bank, prepared in good faith and in reasonable detail by Bank and submitted by the Bank to the Borrowers, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusively presumed, absent manifest error. Bank agrees that, as promptly as practical after it becomes aware of the occurrence of any event or the existence of a condition that will cause Bank to be entitled to compensation under this paragraph, it will, to the extent not inconsistent with Bank's internal policies, use reasonable efforts to make, fund or maintain any affected portion of the loan under this Note through another lending office of Bank if as a result thereof the additional monies which would otherwise be required to be paid in respect of such portion of the loan under this Note would be materially reduced and if, as determined by Bank, in its reasonable discretion, the making, funding or maintaining of such portion of the loan under this Note through such other lending office would not materially adversely affect such portion of the loan under this Note or Bank. Borrowers shall pay all reasonable expenses incurred by Bank in utilizing another lending office pursuant to this paragraph.

     In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to the Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by the Bank (or any corporation controlling the Bank), and the Bank determines that the amount of such capital is increased by or based upon the existence of any obligations of the Bank hereunder or the making of the loan under this Note or maintaining the indebtedness hereunder and such increase has the effect of reducing the rate of return on the Bank's (or such controlling corporation's) capital as a consequence of such obligations or the making of such loan or maintaining of such indebtedness hereunder to a level below that which the Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then the Borrowers shall pay to the Bank, within fifteen (15) days of Borrowers' receipt of written notice from Bank demanding such compensation, additional amounts sufficient to compensate the Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which the Bank reasonably determines to be allocable to the existence of any obligations of the Bank hereunder or to the making of such loan or maintaining the indebtedness hereunder. A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by the Bank and submitted by the Bank to the Borrowers, shall be conclusive and binding for all purposes, absent manifest error. Bank agrees that, as promptly as practical after it becomes aware of the occurrence of any event or the existence of a condition that will cause Bank to be entitled to compensation under this paragraph, it will, to the extent not inconsistent with Bank's internal policies, use reasonable efforts to make, fund or maintain any affected portion of the loan under this Note through another lending office of Bank if as a result thereof the additional monies which would otherwise be required to be paid in respect of such portion of the loan under this Note would be materially reduced and if, as determined by Bank, in its reasonable discretion, the making, funding or maintaining of such portion of the loan under this Note through such other lending office would not materially adversely affect such portion of the loan under this Note or Bank. Borrowers shall pay all reasonable expenses incurred by Bank in utilizing another lending office pursuant to this paragraph.

     If Borrowers or any guarantor under a guaranty of all or part of the indebtedness hereunder ("guarantor") (a) fail(s) to pay this Note, or any part thereof, or any of the Indebtedness when due, by maturity, acceleration or otherwise, or fail(s) to pay any indebtedness owing on a demand basis upon demand; or (b) fail(s) to comply with any of the terms or provisions of any agreement between Borrowers or any guarantor and Bank; or (c) become(s) the subject of a voluntary or involuntary proceeding in bankruptcy (and if it is an involuntary proceeding, it is not dismissed within sixty (60) days of the commencement thereof), or a reorganization, arrangement or creditor composition proceeding, cease(s) doing business as a going concern, or is the subject of a dissolution, merger or consolidation; or (d) if any warranty or representation made by Borrowers or any guarantor in connection with this Note or any of the indebtedness hereunder shall be discovered to be have been untrue or incomplete in any material respect when made; (e) or if there is any termination, notice of termination, or breach (which the Bank in its sole discretion deems material) of any guaranty, pledge, collateral assignment or subordination agreement relating to all or any part of the Indebtedness; or (f) if there is any failure by any Borrower or any guarantor to pay, when due, any of its indebtedness (other than to the Bank) in an amount exceeding $100,000 in the aggregate or in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness; or (g) if there is filed or issued a levy or writ of attachment or garnishment or other like judicial process upon any Borrower or any guarantor or any of the collateral, including, without limit, any accounts of any Borrower or any guarantor with Bank, then Bank, upon the occurrence and at any time during the continuance or existence of any of these conditions or events (each an "Event of Default"), may at its option and without prior notice to Borrowers, declare any or all of the indebtedness hereunder to be immediately due and payable (notwithstanding any provisions contained in the evidence of it to the contrary), sell or liquidate all or any portion of the collateral, set off against the indebtedness hereunder any amounts owing by Bank to any Borrower, and exercise any one or more of the rights and remedies granted to Bank by any agreement with Borrowers given to it under applicable law, or otherwise.

     Upon the occurrence and during the continuance of any Event of Default, Bank may at any time and from time to time, without notice to the Borrowers (any requirement for such notice being expressly waived by the Borrowers), set off and apply against any and all of the indebtedness of Borrowers to Bank, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for. the credit or the account of any Borrower and any property of any Borrower from time to time in possession of Bank, irrespective of whether or not Bank shall have made any demand hereunder and although such obligations may be contingent and unmatured. The rights of Bank under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Bank may otherwise have.

     Upon the occurrence and during the continuance of an Event of Default, Bank may declare this Note due forthwith and collect, deal with and dispose of all or any part of any security in any manner permitted or authorized by the Michigan Uniform Commercial Code or other applicable law (including public or private sale) and after deducting reasonable expenses (including, without limitation, reasonable attorneys' fees and expenses), Bank may apply the proceeds and any deposits or credits in part of full payment of any said liabilities, whether due or not, in any manner or order Bank elects.

     So long as any Event of Default shall be continuing, the indebtedness outstanding under this Note shall bear interest at the Default Rate.

     For the purposes of this Note the following terms will have the following meanings:

     "Applicable Interest Rate" shall mean the Eurodollar-based Rate or the Prime-based Rate, as selected by Borrowers from time to time, subject to the terms and conditions of this Note.

     "Business Day" shall mean any day other than a Saturday, Sunday or holiday on which Bank is open for all or substantially all of its domestic and international commercial banking business (including dealings in foreign exchange) in Detroit, Michigan.

     "Eurodollar-based Rate" shall mean a per annum interest rate which is three percent (3%), plus the quotient of:

     (a) the per annum interest rate at which Bank's Eurodollar Lending Office offers deposits in dollars to prime banks in the eurodollar market in an amount comparable to the portion of the principal amount outstanding under this Note for which a Eurodollar-based Rate has been requested and for a period equal to the relevant Interest Period at approximately 11:00 a.m., Detroit, Michigan time, two (2) Business Days prior to the first day of such Interest Period;

          divided by

     (b) a percentage equal to 100% minus the maximum rate on such date at which Bank is required to maintain reserves on "Euro-currency Liabilities" as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

     "Default Rate" means the sum of three percent (3%) and the Applicable Interest Rate under this Note.

     "Eurodollar Lending Office" shall mean Bank's office located in the Grand Cayman Islands, British West Indies, or such other branch of Bank, domestic or foreign, as it may hereafter designate as its Eurodollar Lending Office by notice to Borrowers.

     "Interest Period" shall mean a period of one (1), two (2), three (3) or six
(6) months (or any lesser or greater number of days agreed to in advance by Borrowers and Bank), commencing on the effective date of an election of the Eurodollar-based Rate made in accordance with the terms of this Agreement, provided that:

     (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, except that if the next succeeding Business Day falls in another calendar month, the Interest Period shall end on the next preceding Business Day, and when an Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such Interest Period is to end, it shall end on the last Business Day of such calendar month;

     (b) no Interest Period shall extend beyond the next occurring principal installment payment date under this Note.

     "Notice of Eurodollar-based Rate" shall mean a Notice of Eurodollar-based Rate in form similar to that attached to this Note as Exhibit "A" issued and delivered by Borrowers to Bank in accordance with the terms of this Note.

     "Prime Rate" means the per annum interest rate established by Bank as its prime rate for its Borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

     "Prime-based Rate" shall mean a per annum interest rate which is equal to the sum of one half of one percent (1/2%) plus the greater of (i) the Prime Rate; or (ii) the rate of interest equal to the sum of (a) one percent (1%) and
(b) the rate of interest equal to the average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers (the "Overnight Rates"), as published by the Federal Reserve Bank of New York, or, if the overnight Rates are not so published for any day, the average of the quotations for the Overnight Rates received by Bank from three (3) Federal funds brokers of recognized standing selected by Bank, as the same may be changed from time to time. Effect shall be given to any change in the Prime-based Rate as a result of any change in the Prime Rate or Overnight Rates on the date of any such change in the Prime Rate or Overnight Rates, as applicable.

     All payments to be made by Borrowers to Bank under or pursuant to this Note shall be in immediately available funds, without setoff or counterclaim, and in the event that any payments submitted hereunder are in funds not available until collected, said payments shall continue to bear interest until collected. Borrowers hereby authorize Bank to charge any account of Borrowers with Bank for all sums due hereunder when due in accordance with the terms hereof.

     The Borrowers acknowledge that this Note matures upon issuance, and that the Bank, at any time, without notice, and without reason, may demand that this Note be immediately paid in full. The demand nature of this Note shall not be deemed modified by reference to a Default in this Note or in any agreement to a default by the Borrowers or to the occurrence of an event of default (collectively an "Event of Default"). For purposes of this Note, to the extent there is reference to an Event of Default this reference is for the purpose of permitting the Bank to accelerate indebtedness not on a demand basis and to receive interest at the default rate provided in the document evidencing the relevant indebtedness. It is expressly agreed that the Bank may exercise its demand rights under this Note whether or not an Event of Default has occurred and regardless of whether an Interest Period is in effect. The Bank, with or without reason and without notice, may from time to time make demand for partial payments under this Note and these demands shall not preclude the Bank from demanding at any time that this Note be immediately paid in full.

     No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Agreement are cumulative and not exclusive of any right or remedies which Bank would otherwise have, whether by other instruments or by law.

     If this Note is signed by two or more parties (whether by all as makers or by one or more as an accommodation party or otherwise), the obligations and undertakings under this Note shall be that of all and any two or more jointly and also of each severally. This Note shall bind the Borrowers, and the Borrowers' respective successors and assigns.

     THE BORROWERS AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE.

     The obligations of the Borrowers under this Note are the joint and several obligations of the Borrowers; provided, however, with respect to Brake, Axle and Tandem Company Canada Inc., its obligations shall be several and not joint with any other Borrower.

     This Note has been deemed to have been delivered at Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.


                                      JPE, INC.

                                      By:  /s/ Richard R. Chrysler
                                           -----------------------------------
                                           Richard R. Chrysler
                                      Its: President and Chief Executive Officer


                                      DAYTON PARTS, INC.

                                      By:  /s/ Richard R. Chrysler
                                           -----------------------------------
                                           Richard R. Chrysler
                                      Its: Chief Executive Officer


                                      STARBOARD INDUSTRIES, INC.

                                      By:  /s/ Richard R. Chrysler
                                           -----------------------------------
                                           Richard R. Chrysler
                                      Its: President


                                      PLASTIC TRIM, INC.

                                      By:  /s/ Richard R. Chrysler
                                           -----------------------------------
                                           Richard R. Chrysler
                                      Its: President


                                      JPE FINISHING, INC.

                                      By:  /s/ Richard R. Chrysler
                                           -----------------------------------
                                           Richard R. Chrysler
                                      Its: President


                                      BRAKE, AXLE AND TANDEM COMPANY CANADA INC.

                                      By:  /s/ Richard R. Chrysler
                                           -----------------------------------
                                           Richard R. Chrysler
                                      Its: Chief Executive Officer